Report of Independent Auditors


To the Shareholders and Board of Directors of ACM Municipal Securities Income Fund, Inc.

In  planning  and  performing  our  audit  of  the
financial  statements of ACM Municipal  Securities
Income  Fund, Inc. for the year ended October  31,
1998,   we   considered  its   internal   control,
including   control  activities  for  safeguarding
securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the internal control.

The  management of ACM Municipal Securities Income
Fund,  Inc.  is  responsible for establishing  and
maintaining internal control.  In fulfilling  this
responsibility,   estimates   and   judgments   by
management  are  required to assess  the  expected
benefits    and   related   costs   of   controls.
Generally, controls that are relevant to an  audit
pertain  to  the entity's objective  of  preparing
financial  statements for external  purposes  that
are  fairly presented in conformity with generally
accepted  accounting principles.   Those  controls
include   the   safeguarding  of  assets   against
unauthorized acquisition, use or disposition.

Because   of  inherent  limitations  in   internal
control,  errors  or fraud may occur  and  not  be
detected.   Also, projection of any evaluation  of
internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our  consideration of internal control  would  not
necessarily  disclose  all  matters  in   internal
control  that  might be material weaknesses  under
standards established by the American Institute of
Certified Public Accountants.  A material weakness
is a condition in which the design or operation of
one  or  more  of  the specific  internal  control
components  does  not reduce to a  relatively  low
level  the  risk that errors or fraud  in  amounts
that   would  be  material  in  relation  to   the
financial  statements being audited may occur  and
not   be  detected  within  a  timely  period   by
employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above at October 31, 1998.

This report is intended solely for the information and use of the board of directors and management of ACM Municipal Securities Income Fund, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



                                          ERNST  &
YOUNG LLP

December 9, 1998